EXHIBIT 23






          DELOITTE &
          TOUCHE LLP





          INDEPENDENT AUDITORS' CONSENT
          -----------------------------


          We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3,
          File Nos. 33-59140, 33-56009, 33-63561, and 333-03685 and Form
          S-8, File Nos. 33-50012, 33-55804, 33-49979, and 33-56103 of our
          reports dated August 26, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended June 30, 1996.



          DELOITTE & TOUCHE LLP
          New York, New York
          September 27, 1996









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